UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

As reported in our Current Report on Form 8-K filed on May 15, 2025, HCW Biologics Inc. (the “Company”) entered into a Securities Purchase Agreement with Armistice Capital Master Fund Ltd. (“Armistice”) on May 13, 2025 that included a grant of pre-funded warrants to purchase up to 513,140 shares of the Company’s common stock $0.0001 per share (“Common Stock”) that may be exercised at any time at an exercise price of $0.0001 per share (the “Pre-Funded Warrants”). As previously reported by the Company, on May 15, 2025, the Company issued 177,140 shares of Common Stock to Armistice as a result of the exercise of Pre-Funded Warrants, and on May 22, 2025, the Company issued 126,000 shares of Common Stock to Armistice as a result of exercise of Pre-Funded Warrants. On May 28, 2025, Armistice delivered its notice to exercise some of its Pre-Funded Warrants by delivering a notice of exercise to the Company and paying the exercise price. The Company issued 71,000 shares of registered Common Stock to Armistice on May 29, 2025. As of May 29, 2025, Armistice retains Pre-Funded Warrants to purchase up to 139,000 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	May 30, 2025	By:	/s/ Hing C. Wong
Founder and Chief Executive Officer